UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

___________________________________________________

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On November 4, 2013, Chanticleer Holdings, Inc., (the “Company”) entered into a Subscription Agreement with JF Restaurants, LLC (“JFR”), JF Franchising Systems, LLC (“JFFS”), and the Preferred Members (the “Members” or collectively, the “Sellers”) for the purchase of a fifty one percent (51%) ownership interest in each entity. The total purchase price was $560,000, which included payment of the Sellers’ outstanding debt obligations and reimbursement of several Members for previous debt payments. The final closing is contingent upon the Members’ conversion of all outstanding Member notes and loans into ownership interest, to be held no later than November 20, 2013. With the signing of the Subscription Agreement, Chanticleer paid Sellers’ outstanding debt in the amount of approximately $434,325 towards the purchase consideration.

Any required financial statements for fiscal years 2012 and 2013 will be filed within the requisite timeframe in a future filing.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Form Subscription Agreement

	99.1	Press release dated November 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2013

Chanticleer Holdings, Inc.

	By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.	Material Contracts (executed Nov. 4, 2013)	Furnished Electronically
99.1	Press Release dated Nov. 5, 2013	Furnished Electronically